EXHIBIT 3.1

ANGIOGENEX, INC.

Articles of Incorporation and Amendments

Pages
Original Articles of Incorporation dated 02/12/1999	2-5
Amendment to Articles of Incorporation dated 07/15/2004	6
Amendment to Articles of Incorporation dated 12/30/2005	7

FILED # C4624-99

MAR 01 1999

IN THE OFFICE OF

Dean Heller

DEAN HELLER SECRETARY OF STATE

                          ARTICLES OF INCORPORATION

                                   OF

                               eClic, Inc.

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned, for the purpose of forming a corporation under and by virtue of the laws of the State of Nevada, do hereby adopt the following Articles of Incorporation.

1.  Name of Company:

                         eClic, Inc.

2.  Resident Agent:

    The resident agent of the Company is:

    T. J. Jesky

    1801 E. Tropicana, Suite 9

    Las Vegas, NV  89119

3.  Board of Directors:

The company shall initially have two (2) directors.  They are:  Justine M.

Daniels, 4177 N. 81 Street, Scottsdale, AZ  85251 and Skyelan Rose, 7110 W.

Indianola, Phoenix, AZ  85033.  These individuals shall serve as directors until their successor or successors have been elected and qualified.  The number of directors may be increased or decreased by a duly adopted amendment to the By-Laws of the Corporation.

4.  Authorized Shares:

The aggregate number of shares which the Corporation shall have authority to issue shall consist of 20,000,000  shares of Common Stock having a $.001 par value, and 5,000,000 share of Preferred Stock having a $.001 par value.  The

Common Stock and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders.  The Common Stock and/or

Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.  The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications,

limitations or restrictions thereof as shall be stated in the resolution of resolutions.

5.  Preemptive Rights and Assessment of Shares:

    Holders of Common Stock or Preferred Stock of the Corporation shall not have any preference, preemptive right or right of subscription to acquire shares of the Corporation authorized, issued, or sold, or to be authorized or issued, and convertible into shares of the Corporation,

nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its sole discretion, may determine from time to time.

6.  Directors' and Officers' Liability:

    A director or officer of the Corporation shall not be personally liable to this Corporation or its stockholders for damages from breach of fiduciary duty as director or officer, but this Article shall not eliminate or limit the liability of a director or officer for

(i) acts or omissions which involve international misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends.  Any repeal or modification of the Article by stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts of omissions prior to such repeal of modification.

7.  Indemnity:

    Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she or a person with whom he or she is a legal representative, is or was a director of the Corporation, or who is serving at the request of the Corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture,

trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith.  Such right of indemnification shall be contract right which may be enforced in any manner desired by such person.  The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the Corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.  Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

    Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchased or maintain insurance on behalf of any person who is or was a director or officer.

8.  Amendments:

    Subject at all times to the express provisions of Section 4 on the

Assessment of Shares, this Corporation reserves the right to amend, alter,

change, or repeal any provision contained in these Articles of Incorporation or its By-Laws, in the manner now or hereafter prescribed by statute or the

Articles of Incorporation of said By-Laws, and all rights conferred upon shareholders are granted subject to this reservation.

9.  Power of Directors:

    In furtherance, and not in limitation of those powers conferred by statute, the Board of Directors is expressly authorized:

     (a)  Subject to the By-Laws, if any adopted by the shareholders, to make,

          alter or repeal the By-Laws of the corporation;

     (b)  To authorize and caused to be executed mortgages and lines, with or without limitations as to amount, upon the real and personal property of the corporation;

     (c)  To authorize the guaranty by the Corporation of the securities,

          evidences of indebtedness and obligations of other persons,

          corporations or business entities;

     (d)  To set apart out of any funds of the Corporation  available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve;

     (e)  By resolution adopted by the majority of the whole Board, to designate one or more committees to consist of one or more Directors of the Corporation, which, to the extent provided on the resolution or in the By-Laws of the Corporation, shall have and may authorize the seal of the Corporation to be affixed to all papers which may require it.  Such committee or committees shall have name and names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of

          Directors.

    All the corporate powers of the Corporation shall be exercised by the

Board of Directors except as otherwise herein or in the By-Laws or by law.

    IN WITNESS WHEREOF, I hereunder set my hand on 12th day of February, 1999,

hereby declaring and certifying that the facts stated hereinabove are true.

Signature of Incorporator:

  Name:     Justine M. Daniels

 Address:   4177 N. 81 Street

            Scottsdale, AZ  85251

Signature:

/s/ Justine M. Daniels

- -----------------------

Justine M. Daniels

STATE OF ARIZONA    )

                    )  ss.

County of Maricopa  )

        The foregoing instrument was acknowledged before me this 12th day of

February, 1999.

My Commission Expires:  Aug. 14th, 2001

/s/ Katrina M. Zehring

- -----------------------------

Katrina M. Zehring

Notary Public

Certificate of Acceptance of Appointment of Resident Agent:

         I, T. J. Jesky, hereby accept appointment as Resident Agent for the above named corporation.

/s/ T. J . Jesky

- --------------------------

T. J. Jesky

 Signature of Resident Agent

March 1, 1999

State of Nevada

Secretary of State

I hereby certify that this is a

true and complete copy of the

document filed in this office.

/s/ Dean Heller

Dean Heller, Secretary of State

By:  /s/ D. Bates

- -------------------

D. Bates

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada  89701-4299
(775) 684-5708
Website:  secretaryofstate.biz

                           CERTIFICATE OF AMENDMENT
                    (PURSUANT TO NRS 78.385 AND 78.390)

1.    Name of corporation:  eClic, Inc.  (File Number:  C4624-1999)

2.    The articles have been amended as follows (provide article numbers, if available):

      Article IV.   Authorized Shares: The aggregate number of shares which the corporation shall have authority to issue shall consist of
            70,000,000 shares of common stock having a $0.001 par value per share, and 5,000,000 shares of preferred stock having a $0.001 par value per share. The common stock and preferred stock may be issued from time to time without prior approval by the stockholders.  The common stock and preferred stock may be issued for such
            consideration as may be fixed from time to time by the Board of
            Directors.  The Board of Directors may issue such shares of preferred stock in one or more series with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

3.    The vote by which the stockholder holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 86.8%.*

4.  Effective date of filing (optional)  7/15/04

5.  Officer Signature (required):

      /s/  Skyelan Rose
      ------------------------
           Skyelan Rose
           Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

  [SEAL]    DEAN HELLER

            SECRETARY OF STATE

            204 NORTH CARSON STREET, SUITE 1

            CARSON CITY, NEVADA 89701-4299

            (775) 684 5708

            WEBSITE: SECRETARYOFSTATE.BIZ

--------------------------------------------

        CERTIFICATE OF AMENDMENT

    (PURSUANT TO NRS 78.385 AND 78.390)

--------------------------------------------

   IMPORTANT: READ ATTACHED INSTRUCTIONS BEFORE COMPLETING FORM.

ABOVE SPACE IS FOR OFFICE USE ONLY

             CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

             -----------------------------------------------------

                         FOR NEVADA PROFIT CORPORATIONS

                         ------------------------------

         (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1.    Name of corporation:  eClic, Inc.

                            (File Number C4624-1999)

2.    The articles have been amended as follows (provide article numbers,

      if available):

      Article I.    Name of Company: AngioGenex, Inc.

3.    The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 86.9% in favor.*

4.    Effective date of filing (optional):

                                  ------------------------------------

                                  (must not be later than 90 days after

                                   the certificate is filed)

5.    Officer Signature (required):

                                       /s/  Evagelina Esparza Barrza

                                       -----------------------------

                                            Evagelina Esparza Barrza

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.